Exhibit 99.3

PEET’S COFFEE & TEA ANNOUNCES DEFINITIVE AGREEMENT TO

ACQUIRE DIEDRICH COFFEE IN CASH-AND-STOCK TRANSACTION

Combination of Diedrich with Peet’s Formidable Growth Infrastructure Expected to

Accelerate K-Cup Single Cup Market Growth

Companies to Host Conference Call and Webcast at 3:00 PM Pacific Time Today

Emeryville, CA – November 2, 2009 — Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) and Diedrich Coffee, Inc. (NASDAQ: DDRX) announced today that they have entered into a definitive agreement under which Peet’s will acquire Diedrich in a cash-and-stock transaction valued at $26.00 per share or a total value of approximately $213 million. The acquisition will further solidify Peet’s leading position in the specialty coffee and tea market, with premium quality brands in every segment of the category.

With this acquisition, Peet’s will enter the rapidly growing single cup coffee market with strong specialty coffee brands helping to drive household penetration of the K-Cup brewer system by leveraging Peet’s infrastructure and direct-store-delivery selling system. Diedrich, a wholesale coffee roaster and distributor, is almost exclusively focused on the production and sale of K-Cups® for Keurig Incorporated’s top selling single-cup brewing system through a license with Keurig. As a part of the transaction, Peet’s will acquire Diedrich’s portfolio of brands including Diedrich Coffee, Coffee People and the single serve rights to the nationally recognized Gloria Jean’s coffee brand. Peet’s will also be acquiring Diedrich’s roasting and packaging facility capable of roasting and packaging unflavored and flavored coffees, with significant current and future K-Cup production capacity.

Upon closing, Diedrich’s business will immediately benefit from the infrastructure that Peet’s has developed to support large scale, national growth of its premium quality coffees, including its freshness-sensitive direct store delivery (DSD) selling and merchandising system to grocery stores.

“Over the past 7 years we’ve built the organization, roasting plant, IT and DSD sales infrastructure to expand the Peet’s brand into homes across the country without compromising our distinctive quality and superior freshness standards,” said Patrick O’Dea, President and CEO of Peet’s. “This has driven a 42% compound annual growth rate in our packaged coffee business during that time and solidified Peet’s position as the premier quality specialty coffee brand.”

“Consistent with our vision to be the gold standard specialty coffee company with leading premium quality brands in every segment of the category, we recently launched a line of premium Godiva coffees in the medium roast and flavored segments with excellent sell-in success. The Diedrich acquisition represents another major strategic growth initiative for our consumer packaged coffee business, by entering and driving adoption of the single cup segment through Diedrich’s high-growth K-Cup business,” said O’Dea.

“Together, Diedrich and Peet’s will create new growth opportunities for Diedrich’s brands and further drive household penetration of the K-Cup market” said Diedrich chairman Paul Heeschen. “As a result, this combination benefits shareholders of both companies, customers, employees and our K-Cup business partners. Our already strong K-Cup business will accelerate under Peet’s in a way we could not achieve alone,” said Heeschen.

Upon completion, the transaction will provide Diedrich shareholders with cash, as well as the opportunity for continued ownership of an interest in the combined company through the stock component of the purchase price. The acquisition is structured as a two-step transaction consisting of an exchange offer for all of the outstanding shares of Diedrich common stock followed by a merger of a Peet’s subsidiary into Diedrich. For each share of Diedrich common stock tendered and accepted in the exchange offer or converted in the merger, Peet’s will pay a combination of $17.33 in cash and a fraction of a share of Peet’s common stock having a value (based on the trading price of Peet’s common stock over a designated period prior to the completion of the exchange offer) of approximately $8.67, but such fraction will not exceed 0.315 of a share of Peet’s common stock. Outstanding warrants and options to acquire Diedrich common stock will also be converted into the right to receive a combination of cash and shares of Peet’s common stock. Upon completion of the second-step merger, Diedrich will become a wholly-owned subsidiary of Peet’s. Mr. Heeschen and other directors and executive officers of Diedrich have signed stockholder agreements in favor of Peet’s committing to tender into the exchange offer shares of Diedrich common stock representing in excess of 32% of the total outstanding common stock of Diedrich.

The acquisition has been unanimously approved by the board of directors of each company and is subject to regulatory approval and certain other closing conditions. Peet’s will finance the acquisition through a combination of cash on hand (at both companies) and $140 million of committed debt financing. The acquisition is expected to be dilutive to earnings in 2010 and accretive thereafter. The exchange offer is currently expected to close by end of the calendar year 2009.

Conference Call Information

Peet’s will host a conference call beginning at 3:00 p.m. PT/ 6:00 p.m. ET today, November 2, 2009, which can be accessed by calling 1- 888- 339-3543. The call will simultaneously be webcast at www.peets.com.

A replay of the teleconference will be available from 6:00 p.m. PT / 9:00 p.m. ET on November 2, 2009 until 9:00 p.m. PT /12:00 a.m. ET on November 9, 2009, at 1-888-203-1112 or 1-719-457-0820, using access code 9774911.

Additional Information and Where to Find It

The exchange offer for the outstanding common stock of Diedrich referred to in this press release has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Diedrich. Diedrich shareholders are urged to read the relevant exchange offer documents when they become available because they will contain important information that shareholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Peet’s will file exchange offer materials with the U.S. Securities and Exchange Commission and Diedrich will file a Solicitation/Recommendation Statement with respect to the offer. The exchange offer materials (including a Prospectus and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the exchange offer. The Prospectus and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all shareholders of Diedrich at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other offering documents will be made available by Peet’s by mail to Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, CA 94608, attention: Investor Relations, and free copies of the Solicitation/Recommendation Statement will be made available by Diedrich by mail to Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, CA 92614, attention: Investor Relations.

Interests of Certain Persons in the Offer and the Merger

Peet’s will be, and certain other persons may be, soliciting Diedrich shareholders to tender their shares into the exchange offer. The directors and executive officers of Peet’s and the directors and executive officers of Diedrich may be deemed to be participants in Peet’s solicitation of Diedrich’s shareholders to tender their shares into the exchange offer.

Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of Peet’s and Diedrich in the exchange offer by reading the Prospectus and certain other offer documents, as well as the Solicitation/Recommendation Statement, when they become available.

About Peet’s Coffee & Tea, Inc.

Peet’s Coffee & Tea, Inc., (NASDAQ: PEET), is the premier specialty coffee and tea company in the United States. Founded in 1966 in Berkeley, California by Alfred Peet, an early tea authority who became widely recognized as the grandfather of specialty coffee in the U.S., Peet’s offers superior quality coffees and teas in multiple forms, by sourcing the best quality coffee beans and tea leaves in the world, adhering to strict high quality and taste standards, and controlling product quality though its unique direct store delivery selling and merchandising system. Peet’s is committed to strategically growing its business through many channels while maintaining the extraordinary quality of its coffees and teas. For more information about Peet’s Coffee & Tea, Inc. visit www.peets.com.

About Diedrich Coffee

With headquarters in Irvine, California, Diedrich Coffee (NASDAQ: DDRX) specializes in sourcing, roasting and selling the world’s highest quality coffees. The company markets its three leading brands of specialty coffees, Diedrich Coffee, Coffee People and Gloria Jean’s Coffees, through office coffee service distributors, restaurants and specialty retailers, and via the company’s web stores. Diedrich Coffee is one of only four roasters under license to produce K-Cups for Keurig Incorporated’s top-selling single-cup brewing system. For more information about Diedrich Coffee, call 800-354-5282 or go to: www.diedrich.com, www.coffeepeople.com or www.coffeeteastore.com.

Forward Looking Statements

This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to anticipated purchase, future dilution and accretion and the anticipated closing timing of the transaction. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management, including financial and operational information, the company’s stock price volatility, and current competitive conditions. As a result, these statements are subject to various risks and uncertainties. The company’s actual results could differ materially from those set forth in forward-looking statements depending on a variety of factors including, but not limited to, general economic conditions, including the current recession and its ongoing negative impact on consumer spending, the company’s ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers’ tastes and preferences; complaints or claims by current, former or prospective employees or government agencies; and competition in its market as well as other risk factors as described more fully in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 28, 2008. These factors may not be exhaustive. The company operates in a continually changing business environment, and new risks emerge from time to time. Any forward-looking statements speak only as of the date of this press release.

Contacts:

For Peet’s Coffee & Tea:

Paul Kranhold/Diane Henry

Sard Verbinnen & Co

415-618-8750

For Diedrich:

Scott Liolios

The Liolios Group

949-574-3860